Exhibit 99.1
Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of the Energizer Holdings, Inc. Savings and Investment Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Daniel Sescleifer, the Chief Executive Committee Member of the Energizer Plans Administrative Committee (the “Committee”), which administers the Plan on behalf of Energizer Holdings, Inc. (the “Company”), the Plan Administrator, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement has been provided to the Company and the Committee, and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: June 30, 2003
                    /s/ Daniel J. Sescleifer

Daniel J. Sescleifer
Chief Executive Committee Member,
Energizer Plans Administrative Committee